SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

COLUMBUS McKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-34362	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Suite D	Charlotte	NC	28277
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 23, 2025, Columbus McKinnon Corporation (the “Company”) entered into the Fifth Amendment (the “Fifth Amendment”) to the Amended and Restated Credit Agreement, dated as of May 14, 2021, by and among the Company, Columbus McKinnon EMEA GmbH, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto, as amended (the “Credit Agreement”).

Among other changes, the Fifth Amendment (i) extends the maturity date for the revolving credit facility under the Credit Agreement (the “Revolving Credit Facility”) from May 14, 2026 to February 13, 2028, (ii) amends the formula used to calculate Total Leverage Ratio (as defined in the Credit Agreement) for purposes of determining compliance by the Company with the leverage ratio financial covenant under the Credit Agreement (the “Leverage Covenant”) by (a) changing the limit on Approved Restructuring Charges (as defined in the Credit Agreement) from $10.0 million in any single fiscal year to $30.0 million during any twelve-month period and (b) revising the limit on charges for Material Acquisitions (as defined in the Credit Agreement) from 15% of Consolidated EBITDA (as defined in the Credit Agreement) to 20% of Consolidated EBITDA, and (iii) changes the triggering event to require compliance with the Leverage Covenant from the prior trigger that required compliance if any revolving loans were outstanding under the Revolving Credit Facility to a revised trigger that now requires compliance only if revolving loans exceeding 30.0% of the Revolving Commitments (as defined in the Credit Agreement) under the Revolving Credit Facility are outstanding on the last day of any fiscal quarter.

The foregoing description of the Fifth Amendment is not complete and is qualified in its entirety by reference to the Fifth Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Fifth Amendment, dated as of September 23, 2025, by and among Columbus McKinnon Corporation, Columbus McKinnon EMEA GmbH, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and lender.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Executive Vice President - Finance and Chief Financial Officer
(Principal Financial Officer)

Dated: September 24, 2025